Home Tyson Foods Statement Regarding Chief Financial Officer We are aware that John Randal Tyson, Chief Financial Officer of Tyson Foods, was arrested for an alleged DWI. Tyson Foods has suspended Mr. Tyson from his duties effective immediately and named Curt Calaway as interim Chief Financial Officer. 6/13/24, 3:04 PM Latest Statement | Tyson Foods https://www.tysonfoods.com/statement 1/1